Exhibit 10.1

ALPHA TEKNOVA, INC.

2016 STOCK PLAN

1. Purposes of Plan. The purposes of this 2016 Stock Plan (“Plan”) are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of Company, and to promote the success of the business of the Company. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options (as defined below), as determined by the Board at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder. Stock Purchase Offers (as defined below) may also be extended under the Plan.

2. Definitions. As used herein, the following definitions apply:

(a)    “Board” means the Board of Directors of Alpha Teknova, Inc., a California corporation.

(b)     “Code” means the Internal Revenue Code of 1986, as amended.

(c)     “Common Stock” means the Common Stock of Alpha Teknova, Inc.

(d)    “Company” means, collectively, Alpha Teknova, Inc., any Parent, and any Subsidiary, unless the context indicates otherwise.

(e)    “Consultant” means any person, including an advisor, who is engaged by the Company to render services and is compensated for such services, including “leased employees,” and any director of the Company whether or not compensated for such services.

(f)    “Continuous Status as an Employee or Consultant” means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant will not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Board, so long as such leave is for a period of not more than 90 days unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) transfers between other locations of Company or its successor. For purposes of this Plan, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute an interruption of Continuous Status as an Employee or Consultant, but may result in a change of the categorization of the stock option granted and the subsequent tax treatment.

(g)    “Date of Grant” means the date that a Participant is granted an Option as specified in the written option agreement delivered at the time of the grant of an Option.

(h)    “Date of Offer” means the date an offer is made by the Company to a Participant, which date is the effective date set forth on any executed Restricted Stock Purchase Agreement delivered in accordance with Section 9 hereof.

(i)     “Employee” means any person, including officers and directors, employed by the Company, with the status of employment determined based upon such minimum number of hours or periods worked as determined by the Board in its discretion, subject to any requirements of the Code. The payment by the Company of a director’s fee to a director will not be sufficient to constitute “employment” of the director by the Company.

(j)     “Exercise Price” means the purchase price per Share, payable upon exercise of the Option, as determined by the Board as of the Date of Grant.

(k)    “Fair Market Value” means, as of any date, the fair market value of Common Stock determined, in the absence of an established market for the Common Stock, by the Board in good faith on such basis as it deems appropriate.

(l)    “Incentive Stock Option” means the whole or any part of an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable written option agreement.

(m)    “Nonstatutory Stock Option” means the whole or part of an Option not intended to qualify, or which does not qualify, as an Incentive Stock Option, as designated in the applicable written option agreement.

(n)     “Option” means a stock option granted pursuant to the Plan.

(o)     “Optioned Stock” means the Common Stock subject to an Option.

(p)    “Participant” means an Employee or Consultant who is chosen to participate in the Plan and who is granted an Option or extended a Stock Purchase Offer.

(q)    “Parent” means a “parent corporation” (as defined in Section 424(e) of the Code, or any successor provision) whether now or hereafter existing.

(r)     “Plan” means this Alpha Teknova, Inc. 2016 Stock Plan.

(s)     “Restricted Stock” means Shares purchased pursuant to Section 9 hereof.

(t)    “Share” means a share of the Common Stock, as adjusted in accordance with Section 10 hereof.

(u)    “Stock Purchase Offer” means an offer by the Company to sell Common Stock pursuant to Section 9 hereof.

(v)    “Subsidiary” means a “subsidiary corporation” (as defined in Section 424(t) of the Code, or any successor provision) of Company whether now or hereafter existing.

3.    Stock Subject to the Plan. Subject to the provisions of Section 10 hereof, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 3,000,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares will become available for future grant under the Plan, unless the Plan has been terminated.

4.     Administration of the Plan.

(a)     Initial Plan Procedure. The Board will administer the Plan.

(b)    Powers of the Board. Subject to the provisions of the Plan and to the approval of any relevant authorities, the Board, in its discretion, will have the authority to:

(i)     determine the Fair Market Value of the Common Stock;

(ii)    select the Participants to whom Options may be granted and Stock Purchase Offers may be extended, from time to time under this Plan;

(iii)    determine whether and to what extent Options are granted, and Stock Purchase Offers are extended, or any combination thereof under this Plan;

(iv)     determine the number of Shares to be covered by each grant or offer hereunder;

(v)     approve forms of agreement for use under the Plan;

(vi)    determine the terms and conditions, not inconsistent with the terms of the Plan, of any grant or offer hereunder;

(vii)    determine the type of consideration and method of payment for Shares issued pursuant to exercise of an Option or acquisition of Restricted Stock;

(viii)    reduce the Exercise Price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by the Option has declined since the Date of Grant;

(ix)    determine the terms and restrictions applicable to Restricted Stock;

(x)    construe and interpret the terms of the Plan and grants or offers pursuant to the Plan; and

(xi)    modify grants of Options or offers for the purchase of Restricted Stock to Participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies, or customs in order to fulfill the purposes of the Plan and without amending the Plan.

(c)    Effect of Board’s Decision. All decisions, determinations, and interpretations of the Board that are made within the scope of its power under Section 4(b) above will be final and binding on all Participants. No member of the Board will be personally liable for any action or determination made hereunder.

5.    Term of Plan. The Plan is effective on its adoption by the Board. Within 12 months after the date of such adoption, the Plan must be approved by the shareholders of Company to the degree and in the manner required under applicable state and federal law. No Option will become exercisable and no Shares of Restricted Stock will be issued until shareholder approval has been obtained. Unless sooner terminated by provisions elsewhere in this Plan, the Plan terminates upon the earlier of (a) the 10th anniversary of its adoption by the Board or the date the Plan is approved by the shareholders of Company, whichever is earlier, or (b) the date on which all Shares available for issuance under the Plan have been issued. Any Option outstanding under the Plan at the time of its termination will remain in effect in accordance with its terms and conditions, and those of the Plan.

6.     Grant of Options under the Plan.

(a)    Written Option Agreement. Grants of Options must be evidenced by a written option agreement (“Stock Option Agreement”) that contains provisions consistent with the Plan and such additional provisions as the Board deems appropriate from time to time. In the discretion of the Board, Shares issued pursuant to an exercised Option may be subject to a written stock restriction agreement in form determined by the Board (“Stock Restriction Agreement”). Any Stock Restriction Agreement and Stock Option Agreement must be signed by the Participant and an officer of Company. The Stock Restriction Agreement, if any, will govern all Shares issued as a result of exercise of any Option under the Stock Option Agreement. The Board may modify and amend such agreements, as it deems appropriate, subject to the provisions of the Plan. Neither Stock Option Agreements, nor Stock Restriction Agreements, need have identical terms for Participants, but each such agreement is subject to the Plan.

(b)    Recipients of Grants. Nonstatutory Stock Options may be granted to Employees and Consultants of the Company. Incentive Stock Options may be granted only to Employees of the Company. An Employee or Consultant who has been granted an Option may, if he or she is otherwise eligible, be granted additional Options.

(c)    Type of Option. Each Option will be designated in a written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Options must be treated as Nonstatutory Stock Options. For purposes of this Section 6(c), Incentive Stock Options will be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an Incentive Stock Option must be determined as of the Date of Grant.

(d)    Term of Option. The term of each Option will be the term stated in the applicable written option agreement; provided, however, that the term will not be more than 10 years from the Date of Grant or such shorter term as may be provided in the written option agreement. In the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than I 0% of the voting power of all classes of stock of the Company, the term of the Option will be 5 years from the Date of Grant or such shorter term as may be provided in the written option agreement.

(e)    Right to Employment or Consulting. The Plan does not confer upon any Participant any right with respect to continuation of employment or consulting relationship with the Company, nor does it interfere in any way with any Participant’s right or the Company’s right to terminate a Participant’s employment or consulting relationship at any time, with or without cause.

7.     Option Exercise Price and Consideration.

(a)    Exercise Price. The Board will determine the Exercise Price for the Shares to be issued under the written option agreement. In the case of an Incentive Stock Option that is:

(i)    granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than I 0% of the voting power of all classes of stock of Company, the Exercise Price will be no less than 110% of the Fair Market Value per Share on the Date of Grant; or

(ii)    granted to any Employee not described in Section 7(a)(i) above, the Exercise Price will be no less than the Fair Market Value per Share on the Date of Grant.

(b)     Method of Payment.

(i)    The type of consideration to be paid for the Shares, including the method of payment, will be determined by the Board and will be set forth in the Stock Option Agreement. The consideration to be paid may consist of:

(1)     cash;

(2)     check;

(3)     promissory note; or

(4)     any combination of the foregoing methods of payment.

(ii)    In making its determination as to the type of consideration to accept, the Board will consider if acceptance of such consideration may be reasonably expected to benefit Company. Company may require a promissory note to be with recourse, adequately secured by collateral and to bear interest at a rate determined by the Board. In the case of a nonemployee, any collateral securing a promissory note must be other than the Shares purchased.

8.     Exercise of Option.

(a)     Procedure for Exercise, Rights as a Shareholder.

(i)    Any Option granted will be exercisable at such times and under such conditions as determined by the Board and reflected in the written option agreement, which may include vesting requirements and/or performance criteria with respect to Company and the Participant; provided that an Incentive Stock Option must be exercisable at the rate of at least 20% per year over 5 years from the Date of Grant. An Option may not be exercised for a fraction of a Share.

(ii)    An Option will be deemed to be exercised when:

(1)	written notice of such exercise has been given to Company in accordance with the terms of the Option by the person entitled to exercise the Option;

(2)	where applicable, an executed Stock Restriction Agreement in a form approved by the Board has been delivered to Company by the person entitled to exercise the Option; and

(3)	Company has received full payment for the Shares with respect to which the Option is exercised.

(iii)    Until the issuance (as evidenced by the appropriate entry on the books of Company or of a duly authorized transfer agent of Company) of the stock certificate evidencing the Shares, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. Company will issue (or cause to be issued) a stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date that the stock certificate is issued, except as provided in Section 10 of the Plan.

(iv)    Exercise of an Option in any manner will result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)    Termination of Employment or Consulting Relationship. Except as provided in Sections 8(c) and 8(d), in the event of termination of a Participant’s Continuous Status as an Employee or Consultant with the Company, the Participant may, but only within 45 days after the date of such termination (but in no event later than 10 years from the Date of Grant set forth in the applicable written option agreement), exercise his or her Option to the extent that the Participant was entitled to exercise it at the date of such termination. To the extent that Participant was not entitled to exercise the Option at the date of such termination, or if Participant does not exercise such Option to the extent so entitled within the time specified herein, the Option will terminate. No termination will be deemed to occur if (i) the Participant is a Consultant who becomes an Employee, or (ii) the Participant is an Employee who becomes a Consultant.

(c)     Disability of Participant.

(i)    In the event of termination of a Participant’s Continuous Status as an Employee or Consultant as a result of his or her disability, Participant may, at any time within the 6 months following the date of such termination (but in no event later than 10 years from the Date of Grant set forth in the applicable written option agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Participant was not entitled to exercise the Option at the date of termination, or if Participant does not exercise such Option to the extent so entitled within the time specified herein, the Option will terminate.

(ii)    In the event of termination of a Participant’s Continuous Status as an Employee or Consultant as a result of a disability which does not qualify as permanent and total disability (as set forth in Section 22(e)(3) of the Code), if Participant exercises the Option within the 6 month period provided in Section 8(c)(i) above, but beyond 3 months after the date of termination, the Option will be disqualified for treatment as an Incentive Stock Option and the Option will be treated as a Nonstatutory Stock Option.

(d)     Death of Participant.

(i)    In the event of the death of a Participant during the period of Continuous Status as an Employee or Consultant since the Date of Grant, or within 45 days after the termination of Participant’s Continuous Status as an Employee or Consultant, the Option may be exercised at any time within 6 months following the date of death (but in no event later than l O years from the Date of Grant set forth in the applicable written option agreement), by the Participant’s estate or by a family member who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of death, or, if earlier, the date of termination of Participant’s Continuous Status as an Employee or Consultant. For purposes of this Plan, “family member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, registered domestic partner, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent of the voting interests. To the extent that Participant is not entitled to exercise the Option as set forth above, or if the Option is not exercised to the extent it is exercisable within the time specified herein, the Option will terminate.

(ii)    In the event of the death of a Participant within 45 days after the termination of Participant’s Continuous Status as an Employee or Consultant, when the termination of a Participant’s Continuous Status as an Employee or Consultant is not as a result of his or her permanent and total disability (as set forth in Section 22(e)(3) of the Code), if the Option is exercised within the 6 month period provided in Section 8(d)(i) above, but beyond 3 months after the date of termination, the Options will be disqualified for treatment as Incentive Stock Options and they will be treated as Nonstatutory Stock Options.

(e)    Buyout Provisions. Upon the termination of Participant’s Continuous Status as an Employee or Consultant, the Board may, in lieu of the issuance of Shares upon the exercise of an Option, pay to Participant the difference between the Exercise Price and the Fair Market Value of the Shares as of the date of exercise.

9.     Stock Purchase Offers.

(a)    Written Restricted Stock Purchase Agreement. Restricted Stock may be issued either alone, in addition to, or in tandem with, Options granted under the Plan, but in all cases must be evidenced by a written stock purchase agreement executed by the Participant and an officer of Company.

(i)    The Company may offer to sell Restricted Stock to a Participant by delivery to the Participant of a written stock purchase agreement in a form determined by the Board (“Restricted Stock Purchase Agreement”). The Stock Purchase Offer will be accepted, by execution by the Participant of a Restricted Stock Purchase Agreement in a form determined by the Board, no later than 45 days after the Date of Offer. The provisions of Restricted Stock Purchase Agreements need not be the same. In all cases, however, the extension of Stock Purchase Offers to Participants is at the sole discretion of the Board.

(ii)    The Restricted Stock Purchase Agreement will contain provisions consistent with the Plan and such additional provisions that the Board deems appropriate, including the number of Shares the Participant is entitled to purchase, the rate at which such Shares will vest, the price to be paid, and any rights of the Company to repurchase the Shares.

(b)    Purchase Price. The Board will determine the per share purchase price for the Shares to be issued under any Restricted Stock Purchase Agreement.

(c)     Method of Payment.

(i)    The type of consideration to be paid for the Shares, including the method of payment, will be determined by the Board and will be set forth in the Restricted Stock Purchase Agreement. The consideration to be paid may consist of:

(1)    cash;

(2)     check;

(3)     promissory note; or

(4)     any combination of the foregoing methods of payment.

(ii)    In making its determination as to the type of consideration to accept, the Board will consider whether acceptance of such consideration is reasonably expected to benefit Company. Company may require a promissory note to be with recourse, adequately secured by collateral and to bear interest at a rate determined by the Board. In the case of a nonemployee, any collateral securing a promissory note must be other than the Shares purchased.

(d)    Vesting. Until vested in accordance with the provisions of the Restricted Stock Purchase Agreement, Shares of Restricted Stock will be “Non-Vested Shares”.

(e)    Repurchase Option. Unless the Board determines otherwise, the Restricted Stock Purchase Agreement will grant Company an option to repurchase the Shares upon the occurrence of certain events. The repurchase price for the Vested Shares will be the Fair Market Value of the Shares at the time of repurchase. The repurchase price for the Non-Vested Shares will be the lesser of the original purchase price paid by the Participant or the Fair Market Value of the Shares at the time of repurchase.

(f)    Rights as a Shareholder. Following Participant’s purchase of Restricted Stock, the Participant will become a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Offer is accepted, except as provided in Section 10 hereof.

10.    Adjustments Upon Certain Changes.

(a)    Changes in Capitalization. Subject to any required action by the shareholders of Company, (i) the number of shares of Common Stock covered by each outstanding Option or Stock Purchase Offer, (ii) the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options have yet been granted or Stock Purchase Offers have yet been extended, or that have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Offer, and (iii) the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Offer, will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by Company, except that conversion of any convertible securities of Company will not be deemed to have been “effected without receipt of consideration.” Such adjustment will be made by the Board, whose determination will be final, binding, and conclusive. Except as expressly provided herein, no issuance by Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of shares of Common Stock specified in existing Options or Stock Purchase Offers.

(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of Company, the Board will notify the Participant at least 15 days prior to such proposed action. To the extent it has not been previously exercised, the Option or Stock Purchase Offer will terminate immediately prior to the consummation of such proposed action.

(c)    Mergers and Consolidations. In the event that the Company is a party to a merger or consolidation, all outstanding Options shall be subject to the agreement of merger or consolidation. Such agreement may provide for one or more of the following, without the consent of any of the Participants holding such outstanding Options:

(i)    The continuation of any outstanding Options by the Company (if the Company is the surviving corporation).

(ii)    The assumption of any outstanding Options by the surviving corporation or its parent in a manner that complies with Section 424(a) of the Code (whether or not such Options are Incentive Stock Options).

(iii)    The substitution by the surviving corporation or its parent of new options for any outstanding Options in a manner that complies with Section 424(a) of the Code (whether or not such Options are Incentive Stock Options).

(iv)    Full exercisability of any outstanding Options followed by the cancellation of such Options. The full exercisability of such Options may be contingent on the closing of such merger or consolidation. The Participants shall be able to exercise such Options during a period of not less than five full business days preceding the closing date of such merger or consolidation, unless (A) a shorter period is required to permit a timely closing of such merger or consolidation and (8) such shorter period still offers the Participants a reasonable opportunity to exercise such Options. Any exercise of such Options during such period may be contingent on the closing of such merger or consolidation.

(v)    The cancellation of any outstanding Options and a payment to the Participants equal to the excess of (A) the Fair Market Value of the Shares subject to such Options (whether or not such Options are then exercisable or such Shares are then vested) as of the closing date of such merger or consolidation over (B) their Exercise Price. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Subject to Section 409A of the Code, such payment may be made in installments and may be deferred until the date or dates when such Options would have become exercisable or such Shares would have vested. Such payment may be subject to vesting based on the Participant’s Continuous Status as an Employee or Consultant, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Options would have become exercisable. If the Exercise Price of the Shares subject to such Options exceeds the Fair Market Value of such Shares, then such Options may be cancelled without making a payment to the Optionees. For purposes of this Section 10.(c)(v), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

(d)    Certain Distributions. In the event of any distribution to the shareholders of Company of securities of any other entity or other assets (other than dividends payable in cash or stock of Company) without receipt of consideration by Company, the Board may, in its discretion, appropriately adjust the price per share of Common Stock covered by each outstanding Option or Stock Purchase Offer to reflect the effect of such distribution.

(e)    No Fractional Shares. No right to purchase fractional Shares will result from any adjustment in Options or Stock Purchase Offers. Upon any such adjustment, the Shares will be rounded down to the nearest whole Share.

11.    Non Transferability of Options and Stock Purchase Offers. Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution, and may be exercised during the lifetime of the Participant only by Participant. Stock Purchase Offers may not be sold, pledged, hypothecated, transferred or disposed of in any manner and may be accepted during the lifetime of the Participant only by Participant.

12.    Restrictions on Transfer of Shares Issued under the Plan; Legends. Except as otherwise permitted in the Restricted Stock Purchase Agreement and/or Stock Restriction Agreement, a Participant may not transfer, encumber, or dispose of any Shares or interests therein except in accordance with such agreements. If transfer of the Shares is restricted as provided in such agreements or under any applicable law, each certificate representing the Shares will bear a legend in form and substance satisfactory to Company reflecting that the Shares are so restricted. Company may also place a notation on any certificate representing Shares purchased upon exercise of an Incentive Stock Option. To enforce any restrictions on transfer of the Shares, Company may set forth in its stock transfer records a “stop transfer” order with respect to the Shares. Company is not liable for any refusal to transfer the Shares on the books of Company unless the transfer complies with all terms and conditions of any restrictions imposed on the Shares.

13.    No Third-Party Beneficiaries. Nothing in the Plan, any Stock Option Agreement, Restricted Stock Purchase Agreement, or Stock Restriction Agreement confers any rights or remedies on any persons other than Company and the Participants and their respective successors and assigns.

14.    Time of Granting Options. The Date of Grant for all purposes is the date on which the Board makes the determination granting such Option, or such other date determined by the Board. Notice of the determination will be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

15.     Amendment and Termination of the Plan.

(a)    Authority to Amend or Terminate. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation will be made that would impair the rights of any Participant under any grant or Stock Purchase Offer previously made without his or her consent. In addition, to the extent necessary and desirable to comply with Section 422 of the Code (or any other applicable law or regulation), Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required by law.

(b)    Effect of Amendment or Termination. No amendment or termination of the Plan will adversely affect Options already granted or Stock Purchase Offers already extended, unless mutually agreed otherwise between the Participant and the Board, which agreement must be in writing and signed by the Participant and Company.

16.    Conditions Upon Issuance of Shares. Shares will not be issued pursuant to the exercise of an Option or acceptance of a Stock Purchase Offer unless the exercise of the Option or acceptance of the Stock Purchase Offer and the issuance and delivery of Shares comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. As a condition to the exercise of an Option, Company may require the person exercising the Option to represent and warrant at the time of any exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute the Shares if, in the opinion of counsel for Company, such a representation is required by law.

17.    Reservation of Shares. During the term of the Plan, Company will at all times reserve and keep available a number of authorized Shares that are sufficient to satisfy the requirements of the Plan. The inability of Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by counsel for Company to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority has not been obtained.

18.    Limitations on Sales under Plan. The aggregate sales price or amount of securities sold (including the securities underlying granted options) shall not exceed, during any consecutive 12-month period, the greatest of the following (subject to interpretation under Rule 701(d)(3) of the Securities Act of 1933):

(a)    $1,000,000;

(b)    15% of the total assets of the Company (or of the Company’s parent if the Company is a wholly-owned subsidiary and the securities represent obligations that the parent fully and unconditionally guarantees), measured at the Company’s most recent annual balance sheet date (if no older than its last fiscal year end); or

(c)    15% of the outstanding amount of the class of securities being offered and sold in reliance on Rule 701 of the Securities Act of 1933 (i.e., Common Stock), measured at the Company’s most recent annual balance sheet date (if no older than its last fiscal year end).

19.    Disclosure of Financial Information. If the aggregate sales price or amount of securities sold during any consecutive 12-month period exceeds $5,000,000, the Company shall deliver the following disclosures to investors a reasonable time before the date of sale:

(a)    If the Plan is subject to the Employee Retirement Income Security Act of 1974 (“ERISA”) (29 U.S.C. 1104-1107), a copy of the summary Plan description required by ERISA;

(b)     If the Plan is not subject to ERISA, a summary of the material terms of the Plan;

(c)     Information about the risks associated with investment in the securities sold pursuant to the compensatory benefit Plan or compensation contract;

(d)    Financial statements required to be furnished by Part F/S of Form 1-A (Regulation A Offering Statement) under Regulation A (Rules 230.251 through 230.263). The financial statements required by this section must be as of a date no more than 180 days before the sale of securities in reliance on this exemption;

(e)    If the issuer is relying on paragraph (d)(2)(ii) of Rule 701 of the Securities Act of 1933 to use its parent’s total assets to determine the amount of securities that may be sold, the parent’s financial statements must be delivered. If the parent is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, the financial statements of the parent required by Rule 10-01 of Regulation S-X and Item 310 of Regulation S-8, as applicable, must be delivered; and

(t)    If the sale involves a stock option or other derivative security, the issuer must deliver disclosure a reasonable period of time before the date of exercise or conversion. For deferred compensation or similar plans, the issuer must deliver disclosure to investors a reasonable period of time before the date the irrevocable election to defer is made.

20.    Company Information. No Participant may disclose any confidential information about Company disclosed to the Participant. A Participant may, however, disclose such information to his or her legal and financial advisers in connection with advice to be rendered by them to the Participant, or to any transferee of the Shares, but only if the advisor or transferee agrees not to further disclose such information or to use the information for the benefit of anyone other than the Participant, the transferee as a holder of the Shares, or Company.

21.    Tax Consequences. The Company does not, by way of the Plan, any document, option agreement, or otherwise, represent or warrant to any person, including the Participants, (a) whether the grant or exercise of an Option or the subsequent disposition of Shares obtained by the exercise of an Option pursuant to the Plan, or any other aspect of the Plan, will have any particular tax consequence, or (b) regarding the propriety or impropriety of filing an election under Section 83(b) of the Code.

22.    Governing Law. The Plan, each Stock Option Agreement, Restricted Stock Purchase Agreement, and Stock Restriction Agreement, and the rights and obligations of the parties thereto are governed by the laws of California, excluding its conflict of laws rules to the extent such rules would apply the law of another jurisdiction and any provisions in the law that construe ambiguities against the drafter. Incentive Stock Options will be interpreted and administered in accordance with Section 422 of the Code and such Code will govern inconsistency between the Plan and the Code. All securities granted or issued under this Plan will be interpreted and administered in accordance with Rule 70 I of the Securities Act of 1933 and Rule 70l will govern inconsistency between the Plan and Rule 701. If any provision of the Plan, Stock Option Agreement, Restricted Stock Purchase Agreement, or Stock Restriction Agreement is found by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions will continue to be fully effective.

23.    Plan Governs. If there is any inconsistency between the Plan and any documents related to the Plan, including any Stock Option Agreement, Restricted Stock Purchase Agreement, or Stock Restriction Agreement, the terms of the Plan govern.

AMENDMENT NO. 1

TO

ALPHA TEKNOVA, INC.

2016 STOCK PLAN

WHEREAS, the Alpha Teknova, Inc. (the “Company”) previously reserved 3,000,000 shares of its common stock, par value $0.000001 per share (the “Common Stock”), for issuance under that certain Alpha Teknova, Inc. 2016 Stock Plan (the “Plan”).

WHEREAS, the Company desires to increase the number of shares of Common Stock under the Plan.

Pursuant to the authority granted pursuant to Section 15 of the Plan, the Board of Directors of the Company hereby amends the Plan as follows:

Section 1.    Amendment. Section 3 of the Plan is hereby amended and restated in its entirety as follows:

“3.    Stock Subject to the Plan. Subject to the provisions of Section 10 hereof, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 3,051,863 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares will become available for future grant under the Plan, unless the Plan has been terminated.”

Section 2.    No Other Changes. Other than as expressly set forth above, the only effect of this Amendment will be to increase the number of shares of Common Stock authorized and available for issuance under the terms of the Plan. All other terms and provisions of the Plan shall continue in full force and effect without change.

AMENDMENT NO. 2

TO

ALPHA TEKNOVA, INC.

2016 STOCK PLAN

WHEREAS, Alpha Teknova, Inc. (the “Company”) previously reserved 3,051,863 shares of its common stock, par value $0.00001 per share (the “Common Stock”), for issuance under that certain Alpha Teknova, Inc. 2016 Stock Plan, as amended (the “Plan”).

WHEREAS, the Company desires to decrease the number of shares of Common Stock under the Plan.

Pursuant to the authority granted pursuant to Section 15 of the Plan, the Board of Directors of the Company hereby amends the Plan as follows:

Section 1.    Amendment. Section 3 of the Plan is hereby amended and restated in its entirety as follows:

“3.    Stock Subject to the Plan. Subject to the provisions of Section 10 hereof, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 1,071,863 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares will not become available for future grant under the Plan.”

Section 2.    No Other Changes. Other than as expressly set forth above, the only effect of this Amendment will be to decrease the number of shares of Common Stock authorized and available for issuance under the terms of the Plan. All other terms and provisions of the Plan shall continue in full force and effect without change.